Exhibit 21.1

SUBSIDIARIES OF FORTRESS CREDIT REALTY INCOME TRUST

Subsidiary	Jurisdiction of Formation
FCR CRE GS Pledgor LLC	Delaware
FCR CRE Holdco LLC	Delaware
FCR DC GS Seller III LLC	Delaware
FCR DC JV Holdings LLC	Delaware
FCR DC JV LLC	Delaware
FCR GS Seller I LLC	Delaware
FCR Key GS Seller II LLC	Delaware
FCR Key JV LLC	Delaware
FCR MSR ESP Investors LLC	Delaware
FCR MSR Investors LLC	Delaware
FCR TL Holdings LLC	Delaware
FCR TL Investors LLC	Delaware
FCR TL Trust	Delaware
Marlin JV IX Excess Spread Holder, LLC	Delaware
Marlin JV IX, LLC	Delaware